Exhibit 99.1

GUESS?, INC. REPORTS FOURTH QUARTER RESULTS

Q4 Fiscal 2015 EPS of $0.63, Compared to Adjusted EPS of $0.83 and GAAP EPS of $0.82 in Q4 Fiscal 2014

Q4 Fiscal 2015 Revenues Decreased 9% to $696.7 Million; Decreased 4% in Constant Currency

Fiscal Year 2015 EPS of $1.11, Compared to Adjusted EPS of $1.91 and GAAP EPS of $1.80 in Fiscal Year 2014

Provides Guidance for Q1 Fiscal 2016 in the Range of $0.06 to $0.03 Net Loss Per Share

Provides Fiscal Year 2016 EPS Guidance in the Range of $0.75 to $0.95

LOS ANGELES, March 18, 2015 - Guess?, Inc. (NYSE: GES) today reported unaudited financial results for its fourth quarter and fiscal year ended January 31, 2015.

Fourth Quarter Fiscal 2015 Highlights

•	North American Retail revenues decreased 4%; retail comp sales including e-commerce decreased 5% in U.S. dollars and 3% in constant currency

•	European revenues decreased 16% in U.S. dollars and 5% in constant currency

•	Asian revenues decreased 9% in U.S. dollars and 7% in constant currency

•	North American Wholesale revenues decreased 10% in U.S. dollars and 7% in constant currency

•	Adjusted operating earnings decreased 30%; GAAP operating earnings decreased 29%

Fiscal Year 2015 Highlights

•	Global revenues decreased 6% at $2.4 billion in U.S. dollars; decreased 5% in constant currency

•	Adjusted operating earnings decreased 46%; GAAP operating earnings decreased 43%

This press release contains certain non-GAAP, or adjusted, financial measures, which exclude the impact of restructuring charges (and related taxes where applicable) recorded during the three and twelve months ended February 1, 2014. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables and discussed under the heading “Presentation of Non-GAAP Information” below.

Fourth Quarter Fiscal 2015 Results

For the fourth quarter of fiscal 2015, the Company recorded net earnings of $53.9 million, a 24.1% decrease compared to adjusted net earnings of $71.1 million for the fourth quarter of fiscal 2014. Diluted earnings per share decreased 24.1%, to $0.63, compared to adjusted diluted earnings per share of $0.83 for the prior-year quarter. The prior-year adjusted net earnings excluded restructuring charges of $2.1 million ($1.4 million net of taxes). On a GAAP basis, prior-year fourth quarter net earnings were $69.6 million and diluted earnings per share totaled $0.82, including an unfavorable $0.01 after-tax impact from the restructuring charges.

Paul Marciano, Chief Executive Officer, commented, “Overall fourth quarter results were in line with our expectations. In North America, we were pleased by the emerging trends, as comps and traffic improved in the back-end of the quarter. Our E-commerce business continues to show strength, with 37% growth in the quarter and almost $80 million in revenues for the full year. In terms of products, our Marciano line resonated very well with our customers, posting double digit positive comps in the quarter, and our handbags and footwear also performed well.”

Mr. Marciano continued, “Turning to the outlook for fiscal year 2016, currencies will definitely be a headwind if they stay at current levels. But, as always, we will remain focused on what we can control, like our North America real estate realignment, providing a unique customer experience within our stores, and tightly managing our costs and inventory levels. We will continue investing in our omni-channel strategy globally and expect it to be a growth vehicle for fiscal 2016. We will also continue to leverage the Marciano brand in our North America Guess stores, and I am very confident in our upcoming product lines for fiscal 2016. Of course, all of these efforts are done with two key priorities in mind: improve the profitability of the Company while at the same time protecting our key asset, the Guess Brand.”

Total net revenue for the fourth quarter of fiscal 2015 decreased 9.3% to $696.7 million, from $768.4 million in the prior-year quarter. In constant currency, total net revenue decreased 4.1%. Refer to the accompanying tables for a summary of the impact of foreign currency exchange rate fluctuations on the Company’s net revenue.

•
The Company’s retail stores and e-commerce sites in North America generated revenue of $317.0 million in the fourth quarter of fiscal 2015, a 3.7% decrease from $329.0 million in the same period a year ago. Comparable store sales including the results of our e-commerce sites for the fourth quarter of fiscal 2015 decreased 5.0% in U.S. dollars and 3.5% in constant currency compared to the same period a year ago.

•
Net revenue from the Company’s Europe segment decreased 16.1% to $240.9 million in the fourth quarter of fiscal 2015, from $287.1 million in the prior-year period. In constant currency, net revenue decreased 5.3%.

•
Net revenue from the Company’s Asia segment decreased 9.1% to $75.4 million in the fourth quarter of fiscal 2015, from $83.0 million in the prior-year period. In constant currency, net revenue decreased 7.0%.

•
Net revenue from the Company’s North American Wholesale segment decreased 10.2% to $36.6 million in the fourth quarter of fiscal 2015, from $40.8 million in the prior-year period. In constant currency, net revenue decreased 7.2%.

•	Licensing segment net revenue decreased 5.8% to $26.8 million in the fourth quarter of fiscal 2015, from $28.4 million in the prior-year period.

Operating earnings for the fourth quarter of fiscal 2015 decreased 30.1% to $73.2 million (including a $5.9 million unfavorable currency translation impact), from adjusted operating earnings of $104.6 million in the prior-year period. Operating margin in the fourth quarter decreased 310 basis points to 10.5%, compared to adjusted operating margin of 13.6% in the prior-year quarter. The lower operating margin was driven by the negative impact on the Company’s fixed cost structure from negative same store sales in North America, higher store impairment charges, lower wholesale shipments in Europe and more markdowns in North America. On a GAAP basis, operating earnings decreased 28.6% and operating margin decreased 280 basis points.

Other net income, which primarily includes net unrealized and realized mark-to-market gains on foreign currency contracts, was $6.9 million for the fourth quarter of fiscal 2015, compared to $1.3 million in the prior-year quarter.

The Company’s effective tax rate decreased to 30.5% for the fourth quarter of fiscal 2015, compared to 31.4% in the prior-year period.

Fiscal Year 2015 Results

Net earnings for the fiscal year ended January 31, 2015 were $94.6 million, a decrease of 41.8% compared to adjusted net earnings of $162.5 million for the fiscal year ended February 1, 2014. Diluted earnings per share decreased 41.9% to $1.11 in fiscal year 2015, compared to adjusted diluted earnings per share of $1.91 in the prior year. The prior-year adjusted net earnings excluded restructuring charges of $12.4 million ($9.0 million net of taxes). On a GAAP basis, net earnings for fiscal 2014 were $153.4 million and diluted earnings per share totaled $1.80, including an unfavorable $0.11 after-tax impact from the restructuring charges.

Total net revenue for fiscal year 2015 decreased 5.9% to $2.42 billion, from $2.57 billion in the prior year. In constant currency, total net revenue decreased 4.6%. Refer to the accompanying tables for a summary of the impact of foreign currency exchange rate fluctuations on the Company’s net revenue.

•
The Company’s retail stores and e-commerce sites in North America generated revenue of $1.03 billion in fiscal 2015, a decrease of 4.0% from $1.08 billion in the prior year. Comparable store sales including the results of our e-commerce sites for fiscal year 2015 decreased 4.9% in U.S. dollars and 3.6% in constant currency compared to the prior year.

•	Net revenue from the Company’s Europe segment decreased 8.7% to $825.1 million in fiscal year 2015, from $903.8 million in the prior year. In constant currency, net revenue decreased 6.3%.

•	Net revenue from the Company’s Asia segment decreased 4.0% to $281.1 million in fiscal year 2015, from $292.7 million in the prior year. In constant currency, net revenue decreased 6.3%.

•
Net revenue from the Company’s North American Wholesale segment decreased 6.6% to $167.7 million in fiscal year 2015, from $179.6 million in the prior year. In constant currency, net revenue decreased 4.5%.

•	Licensing segment net revenue decreased 6.0% to $111.1 million in fiscal year 2015, from $118.2 million in the prior year.

Operating earnings for fiscal year 2015 decreased 46.4% to $125.9 million (including a $5.2 million unfavorable currency translation impact) from adjusted operating earnings of $235.0 million in the prior year. Operating margin for fiscal 2015 decreased 390 basis points to 5.2% compared to adjusted operating margin of 9.1% in the prior year. The lower operating margin was driven by the negative impact on the Company’s fixed cost structure from negative same store sales in North America and lower wholesale shipments in Europe, higher store impairment charges and more markdowns in North America. On a GAAP basis, operating earnings decreased 43.4% and operating margin decreased 350 basis points.

Other net income, which primarily includes net unrealized and realized mark-to-market gains on foreign currency contracts, was $18.0 million for fiscal year 2015 compared to $10.3 million for the prior year.

The Company’s effective tax rate decreased to 32.0% for fiscal 2015, compared to 32.3% in the prior year.

Outlook

The Company’s expectations for the first quarter of fiscal 2016 ending May 2, 2015, are as follows:

•
Consolidated net revenues are expected to grow between 1 and 2 percentage points in constant currency. Currency headwinds are expected to negatively impact consolidated revenue growth by approximately 9 percentage points, for a net decline between 8 and 7 percentage points.

•	Operating margin is expected to be between minus 1.5% and minus 1.0% and includes 50 basis points of currency headwind.

•	Diluted net loss per share is expected to be in the range of $0.06 to $0.03.

For the fiscal year ending January 30, 2016, the Company’s expectations are as follows:

•
Consolidated net revenues are expected to range between a decline of minus 1 percentage point and an increase of 1 percentage point in constant currency. Currency headwinds are expected to negatively impact consolidated revenue growth by approximately 8 percentage points, for a net decline between 9 and 7 percentage points.

•	Operating margin is expected to be between 4.5% and 5.5% and includes 150 basis points of currency headwind.

•	Diluted earnings per share are expected to be in the range of $0.75 to $0.95. The estimated impact on earnings per share of the currency headwinds is roughly 50 cents.

The Company’s guidance assumes that foreign currency exchange rates remain at prevailing rates.

Dividends

The Company also announced today that its Board of Directors has approved a quarterly cash dividend of $0.225 per share on the Company’s common stock. The dividend will be payable on April 17, 2015 to shareholders of record at the close of business on April 1, 2015.

Presentation of Non-GAAP Information

The financial information presented in this release includes non-GAAP financial measures such as “adjusted” results (to exclude the impact of restructuring charges incurred during the three and twelve months ended February 1, 2014), constant currency financial information and free cash flow measures. The non-GAAP measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

The Company has excluded restructuring charges, and related tax impact, incurred during the three and twelve months ended February 1, 2014 from its adjusted financial measures primarily because it does not believe such charges reflect the Company’s ongoing operating results or future outlook. The Company believes that these adjusted financial measures are useful as an additional means for investors to evaluate the comparability of the Company’s operating results when reviewed in conjunction with the Company’s GAAP financial statements. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables.

This release also includes certain constant currency financial information. Foreign currency exchange rate fluctuations affect the amount reported from translating the Company’s foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results under GAAP. The Company provides constant currency information to enhance the visibility of underlying business trends, excluding the effects of changes in foreign currency translation rates. To calculate revenues and earnings from operations on a constant currency basis, operating results for the current-year period are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. However, in calculating the estimated impact of currency on our earnings per share guidance for fiscal 2016, the Company estimates gross margin (including the impact of merchandise-related hedges) and expenses using the appropriate prior-year rates, translates the estimated foreign earnings at the comparable prior-year rates, and excludes the year-over-year earnings impact of gains or losses arising from balance sheet remeasurement and foreign currency contracts not designated as merchandise hedges. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

The Company also includes information regarding its free cash flows in this release. The Company calculates free cash flows as cash flows from operating activities less purchases of property and equipment. Free cash flows is not intended to be an alternative to cash flows from operating activities as a measure of liquidity, but rather provides additional visibility to investors regarding how much cash is generated for discretionary and non-discretionary items after deducting purchases of property and equipment. Free cash flow information presented may not be comparable to similarly titled measures reported by other companies. A reconciliation of reported GAAP cash flows from operating activities to the comparable non-GAAP free cash flow measure is provided in the accompanying tables.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on March 18, 2015 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the “Investor Relations” link. The webcast will be archived on the website for 30 days.

About Guess?

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of January 31, 2015, the Company directly operated 481 retail stores in the United States and Canada and 356 retail stores in Europe, Asia and Latin America. The Company’s licensees and distributors operated an additional 831 retail stores outside of the United States and Canada. For more information about the Company, please visit www.guess.com.

Forward-Looking Statements

Except for historical information contained herein, certain matters discussed in this press release or the related conference call and webcast, including statements concerning the Company’s expectations, future prospects and strategic initiatives, as well as guidance for the first quarter and full year of fiscal 2016, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “will,” “goal,” “strategy,” “believe,” “continue,” “outlook,” “plan” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and respond to consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; risks related to the timing and costs of delivering merchandise to our stores and our wholesale customers (including any delays and incremental costs related to labor uncertainties at West Coast ports); our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully implement our growth strategies and to continue to expand or grow our business; our ability to successfully implement plans for cost savings; unexpected obligations arising from new or existing litigation, tax and other regulatory proceedings; adjustments to our unaudited financial statements identified during the completion of our annual independent audit of financial statements and financial controls or from subsequent events arising after issuance of this release; risks associated with our foreign operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations; risks associated with the acts or omissions of our third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cyber attacks and other cyber security risks; and changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including currency fluctuations, global tax rates and economic and market conditions in Eastern Europe, Southern Europe and Asia. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. Additional information with respect to known and unknown risks will also be set forth in the Company’s annual report on Form 10-K for the year ended January 31, 2015, which will be filed with the Securities and Exchange Commission in the first quarter of fiscal 2016. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578

Source:	Guess?, Inc.

Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	January 31, 2015		February 1, 2014		January 31, 2015		February 1, 2014
	$	%	$	%	$	%	$	%

Product sales	$669,965	96.2%	$739,941	96.3%	$2,306,534	95.4%	$2,451,580	95.4%
Net royalties	26,762	3.8%	28,422	3.7%	111,139	4.6%	118,206	4.6%
Net revenue	696,727	100.0%	768,363	100.0%	2,417,673	100.0%	2,569,786	100.0%

Cost of product sales	435,808	62.6%	466,414	60.7%	1,549,788	64.1%	1,593,652	62.0%

Gross profit	260,919	37.4%	301,949	39.3%	867,885	35.9%	976,134	38.0%

Selling, general and administrative expenses	187,753	26.9%	197,339	25.7%	741,973	30.7%	741,105	28.9%
Restructuring charges	—	—%	2,087	0.3%	—	—%	12,442	0.4%

Earnings from operations	73,166	10.5%	102,523	13.3%	125,912	5.2%	222,587	8.7%

Other income (expense):
Interest expense	(477)	(0.1%)	(581)	(0.1%)	(2,370)	(0.1%)	(1,923)	(0.1%)
Interest income	362	0.1%	403	0.1%	1,438	0.1%	2,015	0.1%
Other, net	6,897	1.0%	1,338	0.2%	18,028	0.7%	10,280	0.4%

Earnings before income tax expense	79,948	11.5%	103,683	13.5%	143,008	5.9%	232,959	9.1%

Income tax expense	24,359	3.5%	32,586	4.2%	45,824	1.9%	75,248	3.0%

Net earnings	55,589	8.0%	71,097	9.3%	97,184	4.0%	157,711	6.1%

Net earnings attributable to noncontrolling interests	1,660	0.3%	1,465	0.2%	2,614	0.1%	4,277	0.1%

Net earnings attributable to Guess?, Inc.	$53,929	7.7%	$69,632	9.1%	$94,570	3.9%	$153,434	6.0%

Net earnings per common share attributable to common stockholders:

Basic	$0.63		$0.82		$1.11		$1.81
Diluted	$0.63		$0.82		$1.11		$1.80

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,722		84,275		84,604		84,271
Diluted	84,924		84,596		84,837		84,522

Adjusted earnings from operations [1]:
			$104,610	13.6%			$235,029	9.1%

Adjusted net earnings attributable to Guess?, Inc. [1]:
			$71,064	9.2%			$162,471	6.3%

Adjusted diluted earnings per common share attributable to common stockholders [1]:
			$0.83				$1.91

Notes:
1
The adjusted results reflect the exclusion of restructuring charges (and related taxes where applicable) recorded during the three and twelve months ended February 1, 2014. No adjustments have been made to the current-year periods. A complete reconciliation of actual results to adjusted results is presented in the table entitled "Reconciliation of GAAP Results to Adjusted Results."

Guess?, Inc. and Subsidiaries
Reconciliation of GAAP Results to Adjusted Results
(amounts in thousands, except per share data)

The following table provides reconciliations of reported GAAP earnings from operations to adjusted earnings from operations and reported GAAP net earnings attributable to Guess?, Inc. to adjusted net earnings attributable to Guess?, Inc. for the three and twelve months ended February 1, 2014.

	Three Months Ended		Twelve Months Ended
	February 1, 2014		February 1, 2014
		% of		% of
	$	Revenues	$	Revenues

Reported GAAP earnings from operations	$102,523	13.3%	$222,587	8.7%
Restructuring charges [1]	2,087		12,442

Adjusted earnings from operations	$104,610	13.6%	$235,029	9.1%

Reported GAAP net earnings attributable to Guess?, Inc.	$69,632	9.1%	$153,434	6.0%

Restructuring charges [1]	2,087		12,442
Income tax adjustments [2]	(655)		(3,405)
Total adjustments affecting net earnings attributable to Guess?, Inc.	1,432		9,037

Adjusted net earnings attributable to Guess?, Inc.	$71,064	9.2%	$162,471	6.3%

Adjusted diluted earnings per common share attributable to common stockholders:	$0.83		$1.91

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,275		84,271
Diluted	84,596		84,522

Notes:
1
During the first quarter of fiscal 2014, the Company implemented plans to streamline its operational structure and reduce expenses in both Europe and North America. During the second quarter of fiscal 2014, the Company expanded these plans to include the consolidation and streamlining of its operations in Europe and Asia. These plans resulted in restructuring charges incurred during the three and twelve months ended February 1, 2014. No adjustments have been made to the same current-year periods.

2	The income tax effect of the restructuring charges was based on the Company’s assessment of deductibility using the statutory tax rate of the tax jurisdiction in which the charges were incurred.

Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(dollars in thousands)

	Three Months Ended			Twelve Months Ended
	January 31,	February 1,	%	January 31,	February 1,	%
	2015	2014	chg	2015	2014	chg

Net revenue:
North American Retail	$317,019	$329,031	(4%)	$1,032,601	$1,075,475	(4%)
Europe	240,866	287,084	(16%)	825,136	903,791	(9%)
Asia	75,434	83,003	(9%)	281,090	292,714	(4%)
North American Wholesale	36,646	40,823	(10%)	167,707	179,600	(7%)
Licensing	26,762	28,422	(6%)	111,139	118,206	(6%)
	$696,727	$768,363	(9%)	$2,417,673	$2,569,786	(6%)

Earnings (loss) from operations:
North American Retail	$9,844	$27,177	(64%)	$(13,734)	$39,540	(135%)
Europe	40,690	49,636	(18%)	66,231	97,231	(32%)
Asia	270	7,695	(96%)	8,013	25,592	(69%)
North American Wholesale	7,313	9,542	(23%)	34,173	38,771	(12%)
Licensing	25,501	27,329	(7%)	101,288	107,805	(6%)
Corporate Overhead	(10,452)	(16,769)	(38%)	(70,059)	(73,910)	(5%)
Restructuring Charges	—	(2,087)		—	(12,442)
	$73,166	$102,523	(29%)	$125,912	$222,587	(43%)

Operating margins:
North American Retail	3.1%	8.3%		(1.3%)	3.7%
Europe	16.9%	17.3%		8.0%	10.8%
Asia	0.4%	9.3%		2.9%	8.7%
North American Wholesale	20.0%	23.4%		20.4%	21.6%
Licensing	95.3%	96.2%		91.1%	91.2%

Total Company before restructuring charges	10.5%	13.6%		5.2%	9.1%
Total Company including restructuring charges	10.5%	13.3%		5.2%	8.7%

Guess?, Inc. and Subsidiaries
Constant Currency Financial Measures
(dollars in thousands)

	Three Months Ended
	Jan 31, 2015			Feb 1, 2014	% change
	As Reported	Foreign Currency Impact	Constant Currency	As Reported	As Reported	Constant Currency
Net revenue:
North American Retail	$317,019	$5,699	$322,718	$329,031	(4%)	(2%)
Europe	240,866	31,063	271,929	287,084	(16%)	(5%)
Asia	75,434	1,746	77,180	83,003	(9%)	(7%)
North American Wholesale	36,646	1,245	37,891	40,823	(10%)	(7%)
Licensing	26,762	—	26,762	28,422	(6%)	(6%)
	$696,727	$39,753	$736,480	$768,363	(9%)	(4%)

	Twelve Months Ended
	Jan 31, 2015			Feb 1, 2014	% change
	As Reported	Foreign Currency Impact	Constant Currency	As Reported	As Reported	Constant Currency
Net revenue:
North American Retail	$1,032,601	$15,198	$1,047,799	$1,075,475	(4%)	(3%)
Europe	825,136	21,337	846,473	903,791	(9%)	(6%)
Asia	281,090	(6,694)	274,396	292,714	(4%)	(6%)
North American Wholesale	167,707	3,877	171,584	179,600	(7%)	(4%)
Licensing	111,139	—	111,139	118,206	(6%)	(6%)
	$2,417,673	$33,718	$2,451,391	$2,569,786	(6%)	(5%)

Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	January 31,	February 1,
	2015	2014

ASSETS

Cash and cash equivalents	$483,483	$502,945

Short-term investments	—	5,123

Receivables, net	216,205	276,565

Inventories	319,078	350,899

Other current assets	92,593	80,554

Property and equipment, net	259,524	324,606

Other assets	230,522	223,739

Total Assets	$1,601,405	$1,764,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of capital lease obligations and borrowings	$1,548	$4,160

Other current liabilities	300,418	365,865

Capital lease obligations and other long-term debt	6,165	7,580

Other long-term liabilities	199,391	211,010

Redeemable and nonredeemable noncontrolling interests	20,027	21,302

Guess?, Inc. stockholders’ equity	1,073,856	1,154,514

Total Liabilities and Stockholders’ Equity	$1,601,405	$1,764,431

Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)

	Twelve Months Ended
	January 31,	February 1,
	2015	2014

Net cash provided by operating activities	$153,826	$327,942

Net cash used in investing activities	(57,831)	(63,076)

Net cash used in financing activities	(79,687)	(84,807)

Effect of exchange rates on cash and cash equivalents	(35,770)	(6,135)

Net change in cash and cash equivalents	(19,462)	173,924

Cash and cash equivalents at the beginning of the year	502,945	329,021

Cash and cash equivalents at the end of the year	$483,483	$502,945

Supplemental information:

Depreciation and amortization	$85,060	$88,369

Rent	$284,045	$283,543

Guess?, Inc. and Subsidiaries
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)

	Twelve Months Ended
	January 31,	February 1,
	2015	2014

Net cash provided by operating activities	$153,826	$327,942

Less: Purchases of property and equipment	(71,498)	(75,438)

Free cash flow	$82,328	$252,504

Guess?, Inc. and Subsidiaries
Retail Store Data
International Store Count

	As of January 31, 2015		As of February 1, 2014
	Total	Directly Operated	Total	Directly Operated
Region	Stores	Stores	Stores	Stores

United States and Canada	481	481	494	494

Europe and the Middle East	596	265	627	263

Asia	496	49	499	47

Central and South America	95	42	88	36

	1,668	837	1,708	840

Guess?, Inc. and Subsidiaries
Retail Store Data
U.S. and Canada

	Twelve Months Ended
	January 31,	February 1,
	2015	2014

Number of stores at the beginning of the year	494	512

Store openings	15	13

Store closures	(28)	(31)

Number of stores at the end of the year	481	494

Total store square footage at the end of the year	2,301,000	2,329,000

Guess?, Inc. and Subsidiaries
North American Retail Net Revenue
(dollars in thousands)

	Three Months Ended			Twelve Months Ended
	January 31,	February 1,	%	January 31,	February 1,	%
	2015	2014	chg	2015	2014	chg
Net revenue:

Retail stores	$286,809	$306,950	(6.6%)	$954,198	$1,020,104	(6.5%)

E-commerce sites	30,210	22,081	36.8%	78,403	55,371	41.6%

Total	$317,019	$329,031	(3.7%)	$1,032,601	$1,075,475	(4.0%)

Guess?, Inc. and Subsidiaries
Retail Store Change in Comparable Store Sales
U.S. and Canada

	Three Months Ended		Twelve Months Ended
	January 31, 2015		January 31, 2015
	U.S. Dollars	Constant Currency	U.S. Dollars	Constant Currency

Excluding e-commerce sales	(8.1%)	(6.5%)	(7.6%)	(6.2%)

Impact of e-commerce sales	3.1%	3.0%	2.7%	2.6%

Including e-commerce sales	(5.0%)	(3.5%)	(4.9%)	(3.6%)